EXHIBIT 10(n)



                        QUOTA SHARE REINSURANCE AGREEMENT


                                  by and among


                         21st CENTURY INSURANCE COMPANY
                          21st CENTURY CASUALTY COMPANY


                                       and


                            BALBOA INSURANCE COMPANY.


                          Dated as of December 18, 2001


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                        QUOTA SHARE REINSURANCE AGREEMENT


                                      INDEX


CLAUSE                                                          ARTICLE  PAGE
------                                                          -------  ----

DEFINITIONS                                                           I     1

BUSINESS REINSURED                                                   II     3

REINSURING CLAUSE                                                   III     4

COMMENCEMENT AND EXPIRATION                                          IV     4

TERRITORY                                                             V     5

EXCLUSIONS                                                           VI     5

EXTRA CONTRACTUAL OBLIGATIONS                                       VII     6

REINSURANCE PREMIUM                                                VIII     7

REINSURANCE CEDING COMMISSION                                        IX     7

SALVAGE AND SUBROGATION                                               X     9

REPORTS, REMITTANCES AND CLAIMS                                      XI    10

OFFSET                                                              XII    12

ACCESS TO RECORDS                                                  XIII    12

ERRORS AND OMISSIONS                                                XIV    12

REINSURANCE SECURITY                                                 XV    12

INSOLVENCY                                                          XVI    13

ARBITRATION                                                        XVII    14

NOTICES                                                            XVII    16

GOVERNING LAW                                                       XIX    16

SEVERABILITY                                                         XX    17

CONFIDENTIALITY                                                     XXI    17

ENTIRE AGREEMENT, INTERPRETATION                                   XXII    17

MISCELLANEOUS                                                     XXIII    17


                                      -i-
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                        QUOTA SHARE REINSURANCE AGREEMENT
                        ---------------------------------


     This AGREEMENT is made and entered into by and between, 21ST CENTURY INSURANCE COMPANY, 2LST CENTURY CASUALTY COMPANY, both of which are California domiciled insurance companies (the "COMPANY") and, BALBOA INSURANCE COMPANY a California insurance company (the "REINSURER"),

     WHEREAS, subject to the terms of this AGREEMENT, the Company desires to cede to the REINSURER, 100% of the INCURRED LOSSES on the BUSINESS REINSURED, as defined below, arising under certain insurance policies written and renewed by the Company; and

     WHEREAS, the REINSURER desires to accept from the Company as reinsurance 100% of such INCURRED LOSSES on these certain policies in return for 100% of the REINSURANCE PREMIUM, net of the REINSURANCE CEDING COMMISSION, as defined below;

     NOW THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, (the "AGREEMENT") it is agreed by the COMPANY and the REINSURER as follows:


ARTICLE  I.     DEFINITIONS
-----------     -----------

1. As used in this AGREEMENT, capitalized terms shall have the following meanings (the definitions to be applicable to both the singular and the plural forms of each term defined in this AGREEMENT):

2.   ACCIDENT  YEAR  LOSSES INCURRED shall have the meaning set forth in Article
     IX

3. ALLOCATED LOSS ADJUSTMENT EXPENSE means all costs and expenses allocable to a specific claim that are incurred by the COMPANY in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersede as and appeal bonds, and including legal expenses and costs incurred in connection with coverage questions and EXTRA CONTRACTUAL OBLIGATIONS and legal actions connected thereto which are allocable to a specific claim or action on POLICIES covered hereunder. ALLOCATED LOSS ADJUSTMENT EXPENSE shall also include a pro rata share of salaries and expenses of COMPANY field


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     employees,  and  expenses  of  other  COMPANY  employees  who  have  been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by the COMPANY in the event of a loss designated as a catastrophic loss. ALLOCATED LOSS ADJUSTMENT EXPENSE does not include unallocated loss adjustment expense. Unallocated loss adjustment expense includes, but is not limited to, office and other overhead expenses and salaries and expenses of COMPANY employees, except as in this paragraph.

4. COMPANY shall mean 21st Century Insurance Company and 21st Century Casualty Company.

5.   BUSINESS  REINSURED  shall  have  the  meaning  set  forth  in  Article II.

6.   EFFECTIVE  DATE shall be 12:00 A.M. Pacific Standard Time, January 1, 2002.

7.   EARNED  REINSURANCE PREMIUM shall have the meaning set forth in Article IX.

8.   EXTRA  CONTRACTUAL  OBLIGATION  shall have the meaning set forth in Article
     VII.

9. FIRST MANIFESTED shall mean with respect to MOLD LOSSES, the date the MOLD first begins to appear, grow, cause damage to property, or emit toxins, allergens, irritants vapors or gas as a result of a condition or event occurring prior to the EFFECTIVE DATE.

10.  GROSS NET WRITTEN PREMIUM shall have the meaning set forth in Article VIII.

11. Incurred Losses shall mean with respect to the BUSINESS REINSURED, subject to the terms, conditions, exclusions and limitations contained in this AGREEMENT, all LOSSES and ALLOCATED LOSS ADJUSTMENT EXPENSES ("ALAE") first occurring on or after the EFFECTIVE DATE, less Salvage, and Subrogation, provided, however, that any claims for LOSSES related to exposure to MOLD shall be deemed to have occurred prior to the EFFECTIVE DATE if the LOSSES are related to or resulting from a LOSS occurring prior to the EFFECTIVE DATE or FIRST MANIFESTED prior to the EFFECTIVE DATE and, provided further, that all LOSSES related to a claim of a continuing nature, or resulting from continuous or repeated exposure to substantially the same conditions will be considered as resulting from one occurrence and if the first manifestation of the LOSS is prior to the EFFECTIVE DATE, shall be deemed to have occurred prior to the EFFECTIVE DATE.


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12.  LOSSES  shall  mean  gross  amounts payable by the Company in settlement of claims under the POLICIES including EXTRA CONTRACTUAL OBLIGATIONS, and, with respect to Losses arising from or related to Mold, any costs or expenses associated, in any way, with the abatement, mitigation, remediation, containment, detoxification, neutralization, monitoring, removal, or disposal of Mold or property affected or contaminated by Mold.

13. MOLD shall mean any form of fungus, fungi, mold, mushroom, microbes, or spores and any substance, toxin, allergen, irritant, vapor or gas produced by or arising out of any MOLD.

14.  POLICIES  shall  have  the  meaning  set  forth  in  Article  II.

15.  REINSURANCE  CEDING  COMMISSION shall have the meaning set forth in Article
     IX.

16.  REINSURANCE  PREMIUM  shall  have  the  meaning  set forth in Article VIII.

17.  REINSURER  shall  mean  Balboa  Insurance  Company.


ARTICLE  II.     BUSINESS  REINSURED
------------     -------------------

1.   "BUSINESS REINSURED" hereunder is defined to mean:

     A. All policies, certificates and binders of insurance covering inforce, new and renewal business under-written and classified by the COMPANY as Homeowners', Condominium Owners', and Dwelling Fire policies on the list of policies set forth on Exhibit I-A hereto, ("POLICIES") issued or renewed on or after January 1, 2001 but prior to the EFFECTIVE DATE. COMPANY represents and warrants that Exhibit 1-A sets forth complete and accurate details of the POLICIES reinsured hereunder; provided, however, that notwithstanding the foregoing, if and to the extent that Exhibit 1-A is inaccurate, the sole remedy of the parties hereto is to correct the inaccuracy in Exhibit 1-A and, as corrected,
          Exhibit  1-A  will  be  incorporated  herein.


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     B.   All  POLICIES  issued  or  renewed  by  the  COMPANY  on  or after the
          EFFECTIVE DATE through March 31, 2002, but only to the extent that such POLICIES are renewals of POLICIES written by the COMPANY prior to the EFFECTIVE DATE that, despite its best efforts, the COMPANY has been unable to non-renew.


ARTICLE  III.     REINSURING  CLAUSE
-------------     ------------------

1. Subject to the terms, conditions, exclusions and limitations contained in this AGREEMENT, the COMPANY hereby cedes and the REINSURER hereby accepts as reinsurance of the COMPANY a 100% Quota Share reinsurance, without limitation as to the amount of liability, of the INCURRED LOSSES of the COMPANY.

2. The REINSURER'S liability shall attach simultaneously with that of the COMPANY and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers, and to the same modification, alterations and cancellations as the respective insurances of the COMPANY, the true intent of this AGREEMENT being that the REINSURER shall, in every case to which this AGREEMENT applies, follow the underwriting fortunes of the COMPANY.


ARTICLE  IV.     COMMENCEMENT  AND  EXPIRATION
------------     -----------------------------

1. This AGREEMENT shall incept on the EFFECTIVE DATE and the liability and obligations of the Reinsurer shall be continuous and shall, subject to section IV.2, below, remain in effect until the date on which the parties mutually agree (or it is judicially determined) that all obligations of the Reinsurer under this AGREEMENT have been discharged.

2. Within forty-five (45) days after December 31, 2003 the COMPANY shall provide the REINSURER with a report on outstanding LOSSES. Based on said report the parties will in good faith attempt to negotiate a portfolio transfer from the COMPANY to the REINSURER of all remaining unpaid INCURRED LOSSES and upon entry into such a loss portfolio transfer agreement this AGREEMENT shall terminate.


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ARTICLE  V.     TERRITORY
-----------     ---------

1. The liability of the REINSURER shall be limited to losses under POLICIES covering property located within the territorial limits of the United States of America, its territories or possessions, including the District of Columbia; but this limitation shall not apply to moveable property if the COMPANY'S POLICIES provide coverage when said moveable property is outside the aforesaid territorial limits.


ARTICLE  VI.     EXCLUSIONS
------------     ----------

1. This AGREEMENT does not apply to and specifically excludes, unless required by operation of law to be covered by the COMPANY, the following:

     A.   Reinsurance  assumed  by  the  COMPANY.

     B. Bodily Injury liability, Property Damage liability and Medical Payments business other than as covered or required to be covered by POLICIES.

     C. Nuclear risks as defined in the "Nuclear Incident Exclusion Clauses--Physical Damage-Reinsurance (U.S.A.)" attached to and forming part of this AGREEMENT.

     D. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

     E. Loss or liability excluded under the provisions of the "Pools, Associations and Syndicates Exclusion Clause" attached to and forming part of this AGREEMENT.

     F. All liability of the COMPANY arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the COMPANY of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successor or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.


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     G.   Pollution  and  seepage coverages excluded under the provisions of the
          "Pollution and Seepage Exclusion Clause" attached to and forming part of this AGREEMENT.

     H. Flood when written as such except for excess flood written above the National Flood Insurance Program limits either as part of a Homeowners policy or separately, however styled.

     I. Earthquake, landslide, subsidence or other earth movement or volcanic eruption, provided, however, that nothing in this Article shall be interpreted as excluding "fire following earthquake".


Article VII.          EXTRA CONTRACTUAL OBLIGATIONS
------------          -----------------------------

1. This AGREEMENT, to the extent permitted by applicable law, shall protect the COMPANY for 100% of any EXTRA CONTRACTUAL OBLIGATIONS relating to INCURRED LOSSES. The term "EXTRA CONTRACTUAL OBLIGATIONS" is defined as those liabilities resulting from loss in excess of the limit of the Company's original policy or not covered under any other provision of this AGREEMENT and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the COMPANY to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in claims adjustment, rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

2. The date on which any EXTRA CONTRACTUAL OBLIGATION is incurred by the COMPANY shall be deemed, in all circumstances, to be the date of the INCURRED LOSS.

3. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

ARTICLE  VIII.     REINSURANCE  PREMIUM
--------------     --------------------

1. The COMPANY shall cede and pay to the REINSURER the Unearned Premium Reserve established by the Company as of December 31, 2001 for the POLICIES issued prior to the EFFECTIVE DATE, less returned premium for Policies issued prior to the EFFECTIVE DATE and cancelled after the EFFECTIVE DATE and 100% of the Gross Net Written Premium subject to this AGREEMENT on all POLICIES issued on or after the Effective Date (the "REINSURANCE PREMIUM").

2. The term "GROSS NET WRITTEN PREMIUM" as used herein means gross premiums on POLICIES issued by the COMPANY after the EFFECTIVE DATE, less return premiums.


ARTICLE  IX.     REINSURANCE  CEDING  COMMISSION
------------     -------------------------------

1. The REINSURER shall allow the COMPANY a provisional REINSURANCE CEDING COMMISSION of sixteen percent (16%) on all REINSURANCE PREMIUM. The COMPANY shall allow the REINSURER return commission on return premiums at the same rate.

2. The provisional REINSURANCE CEDING COMMISSION allowed the COMPANY shall be adjusted periodically in accordance with the provisions set forth herein. The first adjustment period shall be from the EFFECTIVE DATE through December 31, 2002. The second and final adjustment period shall be January 1, 2003 through December 31, 2003.

3. The adjusted REINSURANCE CEDING COMMISSION rate shall be calculated on an accident year basis as follows separately for each adjustment period and be applied to the EARNED REINSURANCE PREMIUM for the period under consideration:

     A. If the ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURED PREMIUM is 100% or greater, the adjusted REINSURANCE CEDING COMMISSION rate for the period under consideration shall be negative 12.8%;

     B. If the ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM is less than 100% but not less than 82.2%, the adjusted REINSURANCE CEDING COMMISSION rate for the period under consideration shall be 87.2%, minus the actual ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM;


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     C.   If  the  ratio  of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE
          PREMIUM is less than 82.2% but not less than 67.2%, the adjusted REINSURANCE CEDING COMMISSION rate for the period under consideration shall be 5%, plus 75% of the difference between 82.2% and the actual ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM;

     D. If the ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM is less than 67.2% but not less that 62.2%, the adjusted REINSURANCE CEDING COMMISSION rate for the period under consideration shall be 16.25% and 50% of the difference between 67.2% and the actual ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM.

     E. If the ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM is less than 62.2% but not less than 52.2%, the adjusted REINSURANCE CEDING COMMISSION rate for the period under consideration shall be 16.25%, plus 75% of the difference between 62.2% and the actual ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM.

     F. If the ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM is less than 52.2%, the adjusted REINSURANCE CEDING COMMISSION rate for the period under consideration shall be 26.25%, plus 100% of the difference in percentage points between 52.2% and the actual ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM.

4. If the ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM for any period is greater than 100%, the difference in percentage points between the actual ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED
     REINSURANCE PREMIUM and 100% shall be multiplied by EARNED REINSURANCE PREMIUM for the period and the product shall be carried forward to the next adjustment period and added to ACCIDENT YEAR LOSSES INCURRED for that period.


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5.   Within  forty-five  (45)  days  after the end of each adjustment period The
     REINSURER shall calculate and report the adjusted REINSURANCE CEDING COMMISSION on EARNED REINSURANCE PREMIUM for the adjustment period. If the adjusted REINSURANCE CEDING COMMISSION on EARNED REINSURANCE PREMIUM is less than REINSURANCE CEDING COMMISSIONS previously allowed by the REINSURER on EARNED REINSURANCE PREMIUM for the adjustment period, the COMPANY shall remit the difference to the REINSURER within 15 days of the receipt of the REINSURER'S report. If the adjusted REINSURANCE CEDING COMMISSION on EARNED REINSURANCE PREMIUM is greater than REINSURANCE CEDING COMMISSIONS previously allowed by the REINSURER on EARNED REINSURANCE PREMIUM for the adjustment period, REINSURER shall remit the difference to the Company within 15 days of the issuance of the report by the Reinsurer. Any verifications of data provided in the report will be made within the 15 days following receipt of the report from the REINSURER.

6. "ACCIDENT YEAR LOSSES INCURRED" as used herein means Losses, and ALLOCATED LOSS ADJUSTMENT EXPENSE paid during the adjustment period under consideration, plus the reserves for LOSSES, including IBNR, and reserves for ALLOCATED LOSS ADJUSTMENT EXPENSE outstanding as of the end of the adjustment period under consideration, plus the adjustment to ACCIDENT YEAR LOSSES Incurred from the preceding adjustment period, if any.

7. "EARNED REINSURANCE PREMIUM" as used herein means (i) for the first adjustment period, the sum of the Unearned Premium Reserves paid to the REINSURER (less returned premium) plus the premium earned during the first adjustment period by the COMPANY for POLICIES renewed after the EFFECTIVE DATE and (ii) for the second adjustment period, the premium earned during the second adjustment period by the COMPANY for POLICIES renewed after the EFFECTIVE DATE.


ARTICLE  X.     SALVAGE  AND  SUBROGATION
-----------     -------------------------

1. The REINSURER shall be credited with its proportionate share of salvage or subrogation recoveries (i.e., reimbursement actually obtained or recovery actually made by the COMPANY, less the actual cost, excluding salaries of officials and employees of the COMPANY, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder.


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ARTICLE  XI.     REPORTS,  REMITTANCES  AND  CLAIMS
------------     ----------------------------------

1. The COMPANY shall pay and transfer to the REINSURER on the first Business Day after the EFFECTIVE DATE cash equal to the unearned premium reserves as of 11:59 P.M. Pacific Standard Time December 31, 2001 with respect to POLICIES issued or renewed by the COMPANY prior to the EFFECTIVE DATE, net of the provisional REINSURANCE CEDING COMMISSION.

2. The COMPANY shall directly deposit or immediately electronically transfer into a bank account established by the REINSURER all written premiums received by the COMPANY with respect to POLICIES issued after the EFFECTIVE DATE, net of the provisional REINSURANCE CEDING COMMISSION.

3. The COMPANY shall provide the REINSURER with monthly bordereaus of premium and loss information, which bordereaus will be first provided for the month of January 2002 on or before February 10, 2002, and will thereafter be provided within 10 days after the last day of each month after January 2002. Within thirty (30) days after the close of each quarter, the COMPANY shall furnish the REINSURER with a report summarizing the written premium ceded less return premium, LOSSES paid by the COMPANY, LOSSES reimbursed by or paid directly by the REINSURER pursuant to Article XI section 7, ALLOCATED LOSS ADJUSTMENT EXPENSE paid, monies recovered, the provisional REINSURANCE CEDING COMMISSION and net balance due either party. In addition, the COMPANY shall furnish the REINSURER a quarterly statement showing the unearned premium, the total reserves for outstanding LOSSES including ALLOCATED LOSS ADJUSTMENT EXPENSE, IBNR, FAIR Plan assessments, a breakdown by Property Claims Services catastrophic code numbers for paid and outstanding catastrophe losses and loss adjustment expense, and such other information as may be required by the REINSURER for completion of its NAIC annual statements. The net balance shall be paid within forty five
     (45)  days  after  the  close  of  the  respective  quarter.

4. All reports required to be provided by the COMPANY to the REINSURER pursuant to this Article XI, shall be provided (i) electronically to the e-mail address set forth in Article XVIII, and (ii) with a paper copy delivered to the REINSURER by overnight delivery or express mail.

5. The COMPANY shall adjust, settle or compromise all LOSSES arising under the POLICIES. All such adjustments, settlements or compromises shall be binding upon the REINSURER.

6. The COMPANY will immediately advise the REINSURER of all large losses by issuing a large loss notice and of all lawsuits involving (a) allegations of bad faith, extra contractual claims or claims in excess of policy limits or for liability indemnity, or (b) declaratory relief actions. For purposes of this section, large losses means any claim or LOSS for which the COMPANY makes a payment (individually or in the aggregate) or establishes a reserve in excess of $25,000.

7. Should payment due from the REINSURER exceed $250,000 as respects any one loss, the COMPANY may give the REINSURER notice of payment made or its intention to make payment on a certain date. If the COMPANY has paid the loss, payment shall be made by the REINSURER immediately. If the COMPANY intends to pay the loss by a certain date and has submitted a satisfactory proof of loss or similar document, payment shall be due from the REINSURER twenty-four (24) hours prior to that date, provided the REINSURER has a period of five (5) working days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the REINSURER as set forth herein shall be credited to its next quarterly account.

8. With respect to all claims, suits and proceedings relating to the POLICIES, the COMPANY will afford the Reinsurer an opportunity to be associated with the COMPANY in the defense or control of any such claim, suit or proceeding at the REINSURER'S expense, and the REINSURER and the COMPANY shall cooperate in every respect in the defense of such suit, claim, or proceeding, provided further, that in the event the ratio of ACCIDENT YEAR LOSSES INCURRED to EARNED REINSURANCE PREMIUM has exceeded or is likely to exceed 100%, the REINSURER, at its own expense, shall have the right to become directly involved in the administration of claims and claim settlement decisions, including the right to have counsel of its choosing actively participate in, inter alia, all court proceedings, alternative dispute resolution processes and settlement discussions.

ARTICLE  XII.     OFFSET
-------------     ------

1. Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums or on account of LOSSES or otherwise, due from such party to the other party hereto under this AGREEMENT or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any undisputed balance or balances due to the former from the latter under the same or any other reinsurance contract between them, and the party asserting the right of offset shall have and may exercise such right whether the undisputed balance or balances due to such party from the other are on account of premiums or on account of LOSSES and regardless of the capacity, whether as assuming insurer or a ceding insurer, in which each party acted under the contract or, if more than one, the different contracts involved, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the applicable provisions of the Insurance Law of the State of California.


ARTICLE  XIII.     ACCESS  TO  RECORDS
--------------     -------------------

1. The REINSURER, or its duly authorized representative, shall have free access at all reasonable times during and after the currency of this AGREEMENT, to books and records maintained by any of the division, department and branch offices of the COMPANY which are involved in the subject matter of this AGREEMENT and which pertain to the reinsurance provided hereunder and all claims made in connection therewith.


ARTICLE  XIV.     ERRORS  AND  OMISSIONS
-------------     ----------------------

1. Any inadvertent delay, omission or error shall not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.


ARTICLE  XV.          REINSURANCE  SECURITY
------------          ---------------------

1. To the extent that security is required in order to allow the COMPANY to obtain financial statement credit under this AGREEMENT, the REINSURER shall, at its expense assure that adequate security satisfying the insurance laws of the state of California is provided. The security so provided shall be adjusted quarterly to equal the unearned premium reserve, Incurred Loss and ALLOCATED LOSS ADJUSTMENT EXPENSE reserves, including incurred but not reported losses.

ARTICLEXVI.          INSOLVENCY
-----------          ----------

1. In the event of insolvency and the appointment of a conservator, liquidator, or statutory successor of the COMPANY, the portion. of any risk or obligation assumed by the REINSURER shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the COMPANY by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the COMPANY having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payment by the REINSURER as set forth in this Article shall be made directly to the COMPANY or to its conservator, liquidator, or statutory successor, except where this AGREEMENT specifically provides another payee of such reinsurance in the event of the insolvency of the COMPANY.

2. The conservator, liquidator, or statutory successor of the COMPANY shall give written notice of the pendency of a claim against the COMPANY indicating the policy reinsured, within a reasonable time after such claim is filed. During the pendency of such claim, the REINSURER may investigate said claim and interpose, at the REINSURER'S own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the COMPANY or to its conservator, liquidator, or statutory successor. The expense thus incurred by the REINSURER shall be payable, subject to court approval, out of the estate of the COMPANY as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the COMPANY in conservation or liquidation, solely as a result of the defense undertaken by the REINSURER.

ARTICLE  XVII.          ARBITRATION
--------------          -----------

1. Any and all disputes or differences arising out of this AGREEMENT, including its formation and validity, shall be submitted to binding arbitration. Any arbitration shall be based upon the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes dated September 1999 (the "Procedures") (which are attached hereto as Exhibit XVII-l), as supplemented by the paragraphs below.

2. The Panel shall consist of three disinterested arbitrators, one to be appointed by the Petitioner, one to be appointed by the Respondent and the third to be appointed by the two Party-appointed arbitrators. The third arbitrator shall serve as the umpire, who shall be neutral. The arbitrators and umpire shall be persons who are current or former officers or executives of an insurer or reinsurer. Within thirty days of the commencement of the arbitration proceeding (or, if applicable, the longer period provided in paragraph E below), each Party shall provide the other Party with the identification of its Party-appointed arbitrator, his or her address (including telephone, fax and e-mail information), and provide a copy of the arbitrator's curriculum vitae. If either Party fails to appoint an arbitrator within that thirty-day period (or applicable longer period), the non-defaulting Party shall appoint an arbitrator to act as the Party-appointed arbitrator for the defaulting Party. The umpire shall be appointed by the two Party-appointed arbitrators as soon as practical (but no later than 30 days) after the appointment of the second arbitrator. The Party-appointed arbitrators may consult, in confidence, with the Party who appointed them concerning the appointment of the umpire.

3. Where the two Party-appointed arbitrators have failed to reach agreement on an umpire within the time specified in paragraph B, each Party shall propose to the other in writing, within 7 days thereafter, eight umpire candidates from the ARIASU.S. Certified Arbitrators List in effect at the time of the commencement of the arbitration. The umpire shall then be selected in accordance with 6.7(b)-(e) of the Procedures. (Unless the Parties agree otherwise, the ARIASU.S. Umpire Questionnaire Form in effect at the time of the commencement of the arbitration shall be used.)

4.   The  arbitration  shall  take  place  in  Woodland  Hills,  California.

5. If the COMPANY and more than one REINSURER are involved in the same dispute(s) or difference(s) arising out of this AGREEMENT, and the COMPANY requests consolidated arbitration with those REINSURERS in an initial Notice of Arbitration or Response, then those REINSURERS shall constitute and act as one Party for purposes of the arbitration and thus shall select a single Party-appointed arbitrator among them. (If the COMPANY requests consolidation in a Response, then (i) that Response shall be appended to the COMPANY'S Notice of Arbitration to the additional REINSURER(s) joined in the proceeding, (ii) any arbitral appointment made before that Response shall be of no effect, and (iii) the Reinsurers shall select their arbitrator within 30 days of their receipt of those pleadings.) For purposes of this paragraph, any instance in which two or more REINSURERS have not paid their proportional shares of the same balance claimed due by the COMPANY shall be deemed to involve the "same dispute(s) or difference(s) arising out of this AGREEMENT." Communications shall be made by the COMPANY to each of the REINSURERS constituting one Party. Nothing in this paragraph shall impair the rights of REINSURERS to assert several rather than joint defenses or claims, change their liability under this AGREEMENT from several to joint, or impair their rights to retain separate counsel in connection with the arbitration.

6. Unless prohibited by law, the Superior Court of the State of California and the United States District Court for the Southern District of California shall have exclusive jurisdiction over any and all court proceedings that either Party may initiate in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an Arbitration Award.

7. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

8. For purposes of this Article, the terms "Arbitration Award," "Disinterested," "Notice of Arbitration," "Panel," "Party" (or "Parties"), "Petitioner," "Respondent," and "Response" shall have the meanings set forth in article 2 of the Procedures (Definitions).

9. In the event of any conflict between the Procedures and this Article, this Article, and not the Procedures, shall control.

10.  This  Article  shall  survive  the  termination  of  this  Agreement.


ARTICLE  XVIII.     NOTICES
---------------     -------

1. Any notice or other communication required or permitted under this AGREEMENT shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or, if mailed, on the date of receipt as follows:

          A.   if  to  the  COMPANY  to:

               21st  Century  Insurance  Company
               6301  Owensmouth  Avenue
               Woodland  Mills,  California  91367
               Attention:  General  Counsel


          B.   if  to  the  Reinsurer  to:

               Balboa  Insurance  Company
               18581  Teller  Avenue
               Irvine,  California  92612-1627
               ATTENTION:  General  Counsel

2. All reports that are required to be electronically transmitted by the COMPANY to REINSURER pursuant to Article XI shall be transmitted to the following e-mail addresses:

          betsy_white@balboainsurance.com
          and  nick_lannutti@countrywide.com
               -----------------------------

3. By notice given in accordance with this Article to the other party, any party may designate another address or person or e-mail address for receipt of notices or reports hereunder.


ARTICLE  XIX.     GOVERNING  LAW
-------------     --------------

1. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of California.

ARTICLE  XX.     SEVERABILITY
------------     ------------

1. If any provision of this AGREEMENT shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this AGREEMENT or the enforceability of such provision in any other jurisdiction.


ARTICLE  XXI.     CONFIDENTIALITY
-------------     ---------------

1. All terms and conditions of this AGREEMENT and any material provided in the course of inspection shall be kept confidential by the REINSURER as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to REINSURER'S retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this AGREEMENT, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the COMPANY.


ARTICLE  XXII.     ENTIRE  AGREEMENT,INTERPRETATION
-------------      --------------------------------

1. With respect to the BUSINESS REINSURED hereunder, (i) this AGREEMENT constitutes the entire agreement between the parties, and (ii) there are no understandings or agreements between the parties other than those expressed in this AGREEMENT. Any change to or modification of this AGREEMENT shall be made by written amendment to this AGREEMENT and signed by the parties hereto.

2. This AGREEMENT is between sophisticated parties, each of which has reviewed the AGREEMENT and is fully knowledgeable about its terms and conditions. The parties therefore agree that this AGREEMENT shall be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of either of them.


ARTICLE  XXIII.          MISCELLANEOUS
---------------          -------------

1.   This  AGREEMENT:

     A. may be executed in counterparts (or by counterpart signature pages), each of which shall be deemed an original and all of which constitute one and the same instrument;

     B. is not intended to confer any rights upon any party other than the parties hereto and their respective successors and assigns; and

     C. shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


     IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives.


Signed  at  WOODLAND  HILLS,  CALIFORNIA

                         21ST CENTURY INSURANCE COMPANY
                         21ST CENTURY CASUALTY COMPANY



Signature:  /s/    Douglas  K.  Howell
                   -------------------
                   Douglas  K.  Howell
                   Senior  Vice  President  &  Chief  Financial  Officer


Attest:   /s/      Michael  J.  Cassanego     Date:  December  18,  2001
                   ----------------------
                   Michael  J.  Cassanego
                   Senior  Vice  President,  Secretary  &  General  Counsel


Signed  at  IRVINE,  CALIFORNIA

BALBOA  INSURANCE  COMPANY


Signature:  /s/    Patrick  Driscoll
                   -----------------
                   Patrick  Driscoll
                   Executive  Vice  President


Attest:     /s/    Robert P. Barbarowicz          Date: December 18, 2001
                   ---------------------
                   Robert P. Barbarowicz
                   Executive  Vice  President  &  Secretary

                       NUCLEAR INCIDENT EXCLUSION CLAUSE -
                      PHYSICAL DAMAGE - REINSURANCE - U.S.A

     1. This Reinsurance does not cover any loss or liability accruing to the COMPANY, directly or indirectly, and whether as Insurer or REINSURER, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

     2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the COMPANY, directly or indirectly and whether as Insurer or reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

          I. Nuclear reactor power plants including all auxiliary property on the site, or

          II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

          III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

          V. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

     3.     Without  in any way restricting the operations of paragraphs (1) and
(2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

     (a) where COMPANY does not have knowledge of such nuclear reactor power plant or nuclear installation, or


     (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

     4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the COMPANY, directly or indirectly, and whether as Insurer or reinsurer, when such radioactive contamination is a named hazard specifically insured against.

     5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the COMPANY to be the primary hazard.

     6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

     7.     COMPANY  to  be  sole  judge  of  what  constitutes:
          (a)  substantial  quantities,  and
          (b)  the  extent  of  installation,  plant  or  site.

NOTE:     Without  in any way restricting the operation of paragraph (1) hereof, it  is  understood  and  agreed  that


          (a) all POLICIES issued by the COMPANY on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

          (b) with respect to any risk located in Canada POLICIES issued by the Reinsured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                       POOLS, ASSOCIATIONS AND SYNDICATES
                                EXCLUSION CLAUSE

     SECTION A

Excluding:

          (a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

          (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

     SECTION B

Nevertheless the REINSURER specifically agrees that liability accruing to the COMPANY from its participation in residual market mechanisms including but not limited to:

(1)  The  following  so-called  "Coastal  Pools":

     Alabama  Insurance  Underwriting  Association
     Florida  Windstorm  Underwriting  Association  ("FWUA")
     Louisiana  Insurance  Underwriting  Association
     Mississippi  Windstorm  Underwriting  Association
     North  Carolina  Insurance  Underwriting  Association
     South Carolina Windstorm and Hail Underwriting Association Texas Catastrophe Property Insurance Association

                                     a. AND

(2)  All  "Fair  Plan"  and  "Rural  Risk  Plan"  business

                                     b. AND

(3) The Florida Property and Casualty Joint Underwriting Association ("FPCJUA"), the Florida Residential Property and Casualty Joint Underwriting Association ("RPCJUA") and the California Earthquake Authority
     (CEA).

For all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

     (i) The inability of any other participant in such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms to meet its liability.

     (ii) Any claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms, or any participant therein, including the COMPANY, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in the AGREEMENT).

     SECTION C

(l) Notwithstanding Section B above, in respect of the CEA, where an assessment is made against the COMPANY by the CEA, the COMPANY may include in it
     Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The COMPANY'S initial capital contribution to the CEA shall not be included in the Ultimate Net Loss.

(2) Notwithstanding Section B above, in respect of the FWUA, FPCJUA and RPCJUA, where an assessment is made against the COMPANY by the FWUA, the FPCJUA, the RPCJUA, or any combination thereof, the maximum loss that the COMPANY may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:

     (a) The COMPANY'S assessment from the relevant entity (FWUA, FPCJUA and/or RPCJUA) for the accounting year in which the loss occurrence commenced, or

     (b)  The  product  of  the  following:

          (i) The COMPANY'S percentage participation in the relevant entity for the accounting year in which the loss occurrence commenced; and

          (ii) The  relevant  entity's  total  LOSSES  in  such loss occurrence.

     Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section B above, in respect of the FWUA, the FPCJUA and/or the RPCJUA, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of the FWUA, the FPCJUA and/or the RPCJUA. For the purposes of this AGREEMENT, the COMPANY may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by the FWEJA, the FPCJUA and/or the RPCJUA to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by the FWUA, the FPCJUA and/or the RPCJUA of the collection of monies.

NOTES:     Wherever used herein the terms:

"COMPANY"           shall  be  understood  to  mean  "COMPANY",  "Reinsured",
                    "Reassured" or whatever other terms is used in the attached reinsurance document to designate the reinsured COMPANY or companies.

"AGREEMENT"         shall  be  understood  to  mean  "AGREEMENT",  "Contract",
                    "Policy", or whatever other term is used to designate the attached reinsurance document.

"REINSURERS"        shall be understood to mean  "REINSURERS", Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

                     POLLUTION AND SEEPAGE EXCLUSION CLAUSE


This AGREEMENT excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the COMPANY'S property loss under the applicable original policy.